Exhibit 1.1

KKR REAL ESTATE FINANCE TRUST INC.

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

February 11, 2022

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

KKR Capital Markets LLC
30 Hudson Yards
Suite 7500
New York, New York 10001

JMP Securities LLC
600 Montgomery Street
Suite 1100
San Francisco, California 94111

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement (the “Agreement”), dated as of February 22, 2019, by and among KKR Real Estate Finance Trust Inc., a Maryland corporation, KKR Real Estate Finance Manager LLC, a Delaware limited liability company, and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and KKR Capital Markets LLC.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 1 to Equity Distribution Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1.  Amendments to the Agreement.  The parties hereto agree, from and after the Effective Date, that:

(a) The list of Agents on page 1 of the Agreement and the first paragraph of the Agreement are hereby amended and restated in their entirety to read as follows:

“Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

KKR Capital Markets LLC
30 Hudson Yards
Suite 7500
New York, New York 10001

JMP Securities LLC
600 Montgomery Street
Suite 1100
San Francisco, California 94111

Ladies and Gentlemen:

KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), and KKR Real Estate Finance Manager LLC, a Delaware limited liability company (the “Manager”), each, severally and not jointly, confirm their respective agreements (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”), Goldman Sachs & Co. LLC (“Goldman Sachs”), KKR Capital Markets LLC (“KKR Capital Markets”) and JMP Securities LLC (“JMP” and, together with Wells Fargo Securities, Goldman Sachs and KKR Capital Markets, in their capacities as agent and/or principal under this Agreement, each an “Agent” and collectively, the “Agents”), as follows:”

(b) Section 7(n) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(n) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time the Company:

(1) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(2) files an annual report on Form 10-K under the 1934 Act;

(3) files a quarterly report on Form 10-Q under the 1934 Act; or

(4) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the 1934 Act (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) shall be a “Representation Date”);

each of the Company and the Manger shall furnish the Agents with a certificate, in the form attached hereto as Exhibit G-1 and G-2, respectively, within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending or if the only Placement Notice pending is addressed solely to an Agent that has notified the Company and the Manager by email notice (or other method mutually agreed to in writing by the parties) addressed to each of the individuals from the Company and the Manager as set forth on Exhibit B prior to the relevant Representation Date that it has elected to be a “Designated Agent” (a “Designated Agent Placement Notice”), which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice (other than a Designated Agent Placement Notice) hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities to an Agent other than a Designated Agent following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or an Agent other than a Designated Agent sells any Placement Securities, each of the Company and the Manager shall provide the Agents with a certificate, in the form attached hereto as Exhibit G-1 and G-2, respectively, dated the date of the Placement Notice.”

(c) Section 15 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Wells Fargo Securities at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate, fax no. 212-214-5918; Goldman Sachs at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; KKR Capital Markets at KKR Capital Markets LLC, 30 Hudson Yards, Suite 7500, New York, New York 10001, Attention: Legal Department, fax no. 212-750-0003; and JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Walter Conroy, Chief Legal Officer; and notices to the Company or the Manager shall be directed to it at KKR Real Estate Finance Trust Inc., 30 Hudson Yards, Suite 7500, New York, New York, 10001, Attention: Legal Department, fax no. 212‑750-0003, with a copy to Simpson Thacher & Bartlett LLP, Attention: Joseph H. Kaufman, fax no. 212-455-2502 (with such fax to be confirmed by telephone to 212-455-2948).”

(d) The first paragraph of Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

“Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between KKR Real Estate Finance Trust Inc. (the “Company”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and KKR Capital Markets LLC (“KKR Capital Markets”) dated February 22, 2019 (as amended on or prior to the date hereof, the “Agreement”), I hereby request on behalf of the Company that [●] sell up to [●] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[●] per share.”

(e) Exhibit B of the Agreement is hereby amended and restated in its entirety to read as follows:

“AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Wells Fargo Securities, LLC

Jennifer R. Lynch
Managing Director
Jennifer.r.lynch@wellsfargo.com
Tel: 212-214-6122

William O'Connell
Managing Director
william.oconnell@wellsfargo.com
Tel: 212-214-6127

Josie Callanan
Associate/Operations Manager
Josie.callanan@wellsfargo.com
Phone: 212-214-6128

Goldman Sachs & Co. LLC

Mary Baccash
mary.baccash@gs.com
Tel: 917-343-4598

Jami Abdy
jami.abdy@gs.com
Tel: 917-343-0639

JMP Securities LLC

Tosh Chandra
tchandra@jmpsecurities.com

Aidan Whitehead
awhitehead@jmpsecurities.com

Walter Conroy
wconroy@jmpg.com

JPM Compliance
compliance@jmpsecurities.com

KKR Capital Markets LLC

David Bauer
Managing Director
david.bauer@kkr.com

Eric Han
Principal
eric.han@kkr.com

Jack Switala
Principal
jack.switala@kkr.com

KKR Real Estate Finance Trust Inc.

Patrick Mattson
President and COO
Patrick.Mattson@kkr.com

Matt Salem
CEO
Matt.Salem@kkr.com

Mostafa Nagaty
CFO and Treasurer
Mostafa.Nagaty@kkr.com

Vincent Napolitano
GC and Secretary
Vincent.Napolitano@kkr.com

Kendra Decious
Authorized Person
Kendra.Decious@kkr.com

KKR Real Estate Finance Manager LLC

Patrick Mattson
President and COO
Patrick.Mattson@kkr.com

Mostafa Nagaty
CFO and Treasurer
Mostafa.Nagaty@kkr.com

Vincent Napolitano
GC and Secretary
Vincent.Napolitano@kkr.com

Kendra Decious
Authorized Person
Kendra.Decious@kkr.com”

(f) Exhibit C of the Agreement is hereby amended and restated in its entirety to read as follows:

“SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members/Sole Shareholder
KKR Real Estate Finance Holdings L.P.	Delaware	Limited Partnership	KKR Real Estate Finance Trust Inc.
KREF Lending I LLC	Delaware	Limited Liability Company	KREF Holdings I LLC
KREF Lending V LLC	Delaware	Limited Liability Company	KREF Holdings V LLC
KREF Capital LLC	Delaware	Limited Liability Company	KKR Real Estate Finance Holdings L.P.
KREF Lending VII LLC	Delaware	Limited Liability Company	KREF Holdings VII LLC
KREF CLO Loan Seller LLC	Delaware	Limited Liability Company	KREF CLO Sub-REIT LLC”

(g) The first paragraph of Exhibit G-1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Each of Patrick Mattson, President and Chief Operating Officer, Mostafa Nagaty, Chief Financial Officer and Treasurer, and Kendra Decious, Authorized Person, of KKR Real Estate Finance Trust Inc. (the “Company”), pursuant to Section 7(n) of the Equity Distribution Agreement dated February 22, 2019, among the Company, KKR Real Estate Finance Manager LLC, and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and KKR Capital Markets LLC (as amended on or prior to the date hereof, the “Agreement”), does hereby certify on behalf of the Company, and not in the undersigned’s individual capacity, as follows:”

(h) The first paragraph of Exhibit G-2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Each of Patrick Mattson, President and Chief Operating Officer, Mostafa Nagaty, Chief Financial Officer and Treasurer, and Kendra Decious, Authorized Person, of KKR Real Estate Finance Manager LLC (the “Manager”), pursuant to Section 7(n) of the Equity Distribution Agreement dated February 22, 2019, among the Manager, KKR Real Estate Finance Trust Inc. (the “Company”), Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and KKR Capital Markets LLC (as amended on or prior to the date hereof, the “Agreement”), does hereby certify on behalf of the Manager, and not in the undersigned’s individual capacity, as follows:”

(i) Schedule 40 of the Agreement is hereby amended and restated in its entirety to read as follows:

“TAXABLE REIT SUBSIDIARIES

KREF Lending III TRS LLC
KREF Finance TRS LLC
KREF Capital TRS LLC”

SECTION 2.  No Other Amendments; References to Agreements.  Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect.  All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.  Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Securities prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Agreement.

SECTION 3.  Applicable Law.  This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

SECTION 4.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or e-mail transmission.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the parties hereto in accordance with its terms.

Very truly yours,

KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer

KKR REAL ESTATE FINANCE MANAGER LLC

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Andrew Wedderburn-Maxwell
Authorized Signatory

GOLDMAN SACHS & CO. LLC

By:	/s/ Erich Bluhm
Authorized Signatory

KKR CAPITAL MARKETS LLC

By:	/s/ David Bauer
Authorized Signatory

JMP SECURITIES LLC

By:	/s/ Santosh Chandra
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]